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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                             -------------------

                                 FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                           TOWER AUTOMOTIVE , INC.
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            (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                               41-1746238
----------------------------------------  -------------------------------------
(State of Incorporation or Organization)  (I.R.S. Employer Identification no.)


                           TOWER AUTOMOTIVE CAPITAL TRUST
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               (Exact Name of Registrant as Specified in its Charter)

               DELAWARE                               41-6450343
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 (State of Incorporation or Organization)  (I.R.S. Employer Identification no.)

         4508 IDS CENTER, MINNEAPOLIS, MINNESOTA                      55402
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 (Address of Principal Executive Offices for both Registrants)     (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box.   / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER
TO WHICH THIS FORM RELATES:                                        333-62919
                                                                --------------
                                                                (If applicable)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

       Title of Each Class              Name of Each Exchange on which
       to be so Registered              Each Class is to be Registered
       -------------------              ------------------------------

          NOT APPLICABLE                      NOT APPLICABLE
------------------------------------   --------------------------------

------------------------------------   --------------------------------

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                6-3/4% CONVERTIBLE TRUST PREFERRED SECURITIES
       (LIQUIDATION PREFERENCE $50 PER SHARE) OF TOWER AUTOMOTIVE CAPITAL TRUST (AND THE GUARANTEE WITH RESPECT THERETO BY TOWER AUTOMOTIVE, INC.)
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                             (Title of Class)


                              Page 1 of 3 Pages


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The descriptions of the Tower Automotive Capital Trust's 6-3/4% Convertible Trust Preferred Securities (liquidation preference of $50 per share) (the "PREFERRED SECURITIES") and the guarantee of Tower Automotive, Inc. (the "GUARANTEE"), as included under the captions "Description of Preferred Securities," "Description of the Guarantee" and "Description of the Debentures" in the Prospectus forming a part of the Registration Statement on Form S-3, as originally filed with the Securities and Exchange Commission (the "COMMISSION") on September 4, 1998 (Registration No. 333-62919), including exhibits, and as may be subsequently amended from time to time (the "REGISTRATION STATEMENT"), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined having the meanings assigned to them in the Registration Statement.

ITEM 2.     EXHIBITS.

NUMBER                         DESCRIPTION
------                         -----------

1.        Certificate of Trust of Tower Automotive Capital Trust
          (incorporated herein by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q of Tower Automotive, Inc. for the quarterly period ended June 30, 1998 (the "Form 10-Q")).

2. Amended and Restated Declaration of Trust of Tower Automotive Capital Trust among Tower Automotive, Inc., as Sponsor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware, Inc., as Delaware Trustee and the Administrative Trustees named therein (incorporated herein by reference to Exhibit 4.2 to the Form 10-Q).

3. Form of 6-3/4% Preferred Security (included as Exhibit D to Exhibit 2 above).

4. Guarantee Agreement between Tower Automotive, Inc., as Guarantor, and The First National Bank of Chicago, as Guarantee Trustee, with respect to the Preferred Securities (incorporated herein by reference to Exhibit 4.6 to the Form 10-Q).

5.        Junior Convertible Subordinated Indenture between Tower
          Automotive, Inc. and The First National Bank of Chicago, as Subordinated Debt Trustee (incorporated herein by reference to Exhibit 4.3 to the Form 10-Q).

6. Form of 6-3/4% Junior Convertible Subordinated Debenture (included in Article 2 to Exhibit 5 above).


                                      Page 2 of 3 Pages
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                                     SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 6, 1998     TOWER AUTOMOTIVE, INC.
                           ---------------------------------------------------
                                             (Registrant)

                           By:    /s/Anthony A. Barone
                           ----------------------------------------------------
                           Name:     Anthony A. Barone
                           Title:    Vice President and Chief Financial Officer


                           TOWER AUTOMOTIVE CAPITAL TRUST
                           ----------------------------------------------------
                                             (Registrant)

                           By:   /s/ Anthony A. Barone
                           ----------------------------------------------------
                           Name:     Anthony A. Barone
                           Title:    Administrative Trustee



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